Exhibit 10.6

                              2005 SPO MEDICAL INC.

                              EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan

The purpose of the SPO Medical Inc. Equity Incentive Plan, including Appendix I attached hereto (the "Plan") is to further the interests of SPO Medical Inc. (the "Company") and its shareholders by providing long-term performance incentives to those key employees and consultants and Service Providers of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2. Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Applicable Laws" means the requirement relating to the administration of employee stock option plans under the laws of the United States of America and of the State of Israel , any stock exchange or quotation system on which the shares shall be listed or quoted and the applicable laws of any country or jurisdiction where Options are granted under the Plan.

(b) "Award" means any Option, Performance Unit, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

(c) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

(d) Cause" - shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) breach of a fiduciary duty, or (v) the breach by the Participant of any written covenant or agreement not to compete, in each case with respect to the Company or any Subsidiary, regarding confidentiality of information of the Company or any Subsidiary or nonsolicitation or hiring of employees of the Company or any Subsidiary, or (vi) any other act or omission which in the reasonable opinion of the Company could be financially injurious to the Company or any Subsidiary, their reputation or business including but not limited to any other breach of Participant's employment agreement with the Group.

(e) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange
      Act), directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

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      Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(h) "Date of Grant" subject to Applicable Laws, is the date on which the Committee grants the Award.

(i) "Eligible Employee" - shall mean each Executive Officer and any other employee or consultant of the Company or its Subsidiaries, but shall not include Directors who are not employees of any such entity.

(j) "Employment" shall mean, continuous and regular salaried employment with the Company or a Subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary of the Company

(k) "Executive Officer" - shall mean those persons who are officers of the Company within the meaning of Rule16a-1(f) of the Exchange Act.

(l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(m) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.. Notwithstanding the foregoing, (i) in the case of any Award made on the date of the initial public offering of the Company's Common Stock, "Fair Market Value" on such date shall be the price at which the Company's Common Stock is sold to the public in such initial public offering and
      (ii) in the case of any Award made prior to the date of the initial public offering of the Company's Common Stock, "Fair Market Value" on such date shall be as determined in good faith by the Board.

(n) "Group" shall mean the Company's group of companies including, inter alia, its Parent or Subsidiary or any other affiliate or successor company as the Board shall determine

(o) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

(p) "Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

(q) "Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).


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(r)   "Performance Unit" means a right granted to a Participant pursuant to
      Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

(s) "Participants" means key employees and consultants who will receive Awards pursuant to the Plan.

(t)   "Restricted Stock" means Stock awarded to a Participant pursuant to
      Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(u) "Service Provider" - means an employee, Director, supplier, advisor or Consultant of the Company, provided, however, that a consultant or advisor must be an individual who is providing or will be providing bona fide services to the Company, with such services (1) not being in connection with the offer or sale of securities in a capital-raising transaction, and
      (2) not directly or indirectly promoting or maintaining a market for securities of the Company.

(v) "Stock-Based Award" - means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

(w) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the Date of Grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

(x) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

(y) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of (i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay, according to any applicable laws, income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

(z) "Ten Percent Stockholder" means a person who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Subsidiaries immediately before such Option is granted.

Section 3. Administration of the Plan

The Plan shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least two non employee members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the "Committee." After any such designation, no member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion:

      (a)   to select the Participants ;
      (b) to determine the type or types of Awards to be granted to each Participant;
      (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability


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            or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;
      (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered;
      (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied;
      (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and
      (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated Service Providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Applicable Laws.

Section 4. Participation in the Plan

Participants in the Plan shall be selected by the Committee from among the key employees and consultants of the Company and its Subsidiaries, provided, however, that only key employees shall be eligible to receive ISOs under the Plan.

Section 5. Plan Limitations; Shares Subject to the Plan

(a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $0.01 par value, of the Company (the "Stock") available for issuance as Awards under the Plan shall not exceed 1,750,000 shares.

(b) Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 100,000. If any Performance Units awarded under the Plan shall be forfeited or canceled, such Performance Units shall thereafter be available for award under the Plan.

(c) Subject to the provisions of Section 8(a) hereof, of the aggregate number of Options of the Company available as per Section 5(a) a maximum number of Shares in respect of which ISO can be awarded hereunder shall be 700,000. If any Options awarded under the Plan shall be forfeited or canceled, such Options thereafter be available for award under the Plan.

      No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

(d) To the extent required by Section 162(m) of the Code (as amended from time to time), the reprising of an Option shall be treated as the grant of a new option and the cancellation of the reprised Option.


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Section 6. Awards

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the Date of Grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by a relevant Award Agreement.

(b) Options. The Committee may grant Options to Participants on the following terms and conditions:

      (i) The Incentive Stock Option price per share of Stock shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of the Option Grant Date.

            The aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by any Eligible Participant shall not exceed one hundred thousand dollars ($100,000); provided, however, to the extent permitted under
            Section 422 of the Code:

            if a Participant's employment is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and

            if the exercise of an Incentive Stock Option is accelerated by reason of an Acceleration Event, any portion of such Award that is not exercisable as an Incentive Stock Option by reason of the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code shall be treated as a Nonqualified Stock Option.

            Incentive Stock Options shall be granted only to an Eligible Participant who, at the time of the Option Grant Date, does not own Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; provided, however, the foregoing restriction shall not apply if at the time of the Option Grant Date the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Option Grant Date.

            The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

            The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

            If the Incentive Stock Option Award Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Deferred Stock or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.


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      (ii)  Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable laws), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

      (iii) Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of
            Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

(c) Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

      (i) Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

      (ii) Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company's Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

      (i) Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

      (ii) Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.


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      (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

      (iv) Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

(e) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

      (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of
            (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the Date of Grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the Date of Grant.

      (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(i) Cash Payments. The Committee is authorized, subject to limitations under any applicable laws, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7 - Additional Provisions Applicable to Awards

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of


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      the Company or any Subsidiary, or any business entity acquired by the
      Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

      (i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

      (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the Date of Grant of the later Award or at the Date of Grant of the earlier Award or award.

(b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

(c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(d) Term of Awards. If not previously exercised each Option shall expire upon the earlier of the tenth (10th) anniversary of the date of the grant thereof or (subject to section 9) upon the termination of the Participant's Employment (or, if applicable, on the day following the last day on which such Option is exercisable), provided that (i) the Committee may establish a shorter term for an Option at the time of the grant of such Option and (ii) in the case of an ISO issued to a Participant who owns stock in the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, such Incentive Stock Option shall expire on the fifth (5th) anniversary of the Date of Grant. For purposes of the preceding sentence, a person's stock ownership will be determined using the constructive ownership rules contained in Code
      Section 424(d), as amended from time to time.

(e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

(f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of


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

      any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

(g) Awards to Comply with Section 162(m) of the Code. The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "covered employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

      The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 100,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 100,000 Performance Units, (iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than Tax Bonuses) of $1,000,000.

(h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

(a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan,
      (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate
      Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

(b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9. Termination of Employment

      Unless the Committee shall otherwise determine at or after grant, in the event of termination of Participant's employment with the Company or any Subsidiary other than for Cause, disability or death, or if applicable, the termination of services given by the Participant to the Company or the subsidiary other than for Cause, Disability or Death, all Options granted to that Participant, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the provisions of the Plan or the Option Agreement, be exercised within three
      (3) months after the date of such termination. If, on the date of termination, the Shares subject to the Option have not vested in their entirety, any Shares covered by the unvested portion of the Option shall expire and be of no further force and effect and revert to the Plan. If the vested portion of the Option is not so exercised within the time specified herein, such vested portion of the Option shall expire and be of no further force and effect, and the Shares covered by such Option shall revert to the Plan.

      In the event of termination of Participant's employment with the Company, or if applicable, the termination of services given by the Participant to the Company by reason of death or total and permanent Disability (within the meaning of Section 22(e)(3) of the Code), or Retirement, the outstanding Options, which were vested on the date of termination, may be exercised by the Participant, the Participant's legal guardian, the Participant's estate or a person who acquires the right to exercise the Option by bequest or inheritance, as the case may be, within twelve (12) months after termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, on the date of termination, there are Options which are not entirely vested, the Shares covered by the unvested portion of the Options shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the

      Shares covered by such Option shall revert to the Plan.

      If a Participant's employment is terminated for Cause, all Options held by the Participant shall immediately terminate, regardless of whether then exercisable, unless otherwise determined by the Committee.

In the event of a Participant's termination of Employment for any reason not described in the preceding sentences, the Participant (or, in the event of the Participant's death or disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option.

Section 10 - General Provisions

(a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

      The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

      No amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

(b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

(c) Tax Consequences. Any tax consequences arising from the grant or exercise of any Award or from the disposition of Shares or from any other event or act (whether of the Participant or of the Company) hereunder, shall be borne solely by the Participant. The Company shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, such Participant shall agree to indemnify the Company that employs the Participant and/or the Company's Stockholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Participant until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

(d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.


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

(g)   Governing Law.

      (i) The Plan and all instruments issued there under or in connection therewith , shall be governed by, construed, enforced and interpreted in accordance with, the laws of the State of Delaware.

(h)   Non-Exclusivity of the Plan

      The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grants of options to Participants of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Plan.

      (i).  Inability to Obtain Authority

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      (j).  Multiple Agreements

      The terms of each Option may differ from other Options granted to each Participant under the Plan at the same time. The Committeemay also grant more than one Option to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Participant.

      (k)   Disputes

      Any dispute or disagreement which may arise under or as a result of or pursuant to this Plan or the Options Agreements shall be determined by the Board in its sole discretion and any interpretation made by the Board of the terms of the Plan or the Option Agreements shall be final, binding and conclusive.

(l)   Effective Date. The effective date of the Plan is April 21 , 2005.

(m) Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.

Adopted by the Board on April 21, 2005.

                                                Signed SPO MEDICAL INC


                                                --------------------------------
                                                Title

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